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                                                             EXHIBIT NO. 99.1(q)


                               MFS SERIES TRUST I


                           CERTIFICATION OF AMENDMENT
                             TO DECLARATION OF TRUST


                             REDESIGNATION OF SERIES


         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 6, 1995, as amended, (the "Declaration"), of MFS Series Trust I (the "Trust"), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

                  The series designated as MFS Science and Technology Fund shall be redesignated as MFS Technology Fund.

         Pursuant to Section 6.9(i) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 31st day of March, 2000 and further certify, as provided by the provisions of Section 9.3(d) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with the second sentence of Section 9.3(a) of the Declaration.



RICHARD B. BAILEY                          WALTER E. ROBB, III
-------------------------------            -------------------------------
Richard B. Bailey                          Walter E. Robb, III
63 Atlantic Avenue                         35 Farm Road
Boston,  MA  02110                         Sherborn,  MA  01770


MARSHALL N. COHAN                          ARNOLD D. SCOTT
-------------------------------            -------------------------------
Marshall N. Cohan                          Arnold D. Scott
2524 Bedford Mews Drive                    20 Rowes Wharf
Wellington,  FL  33414                     Boston,  MA  02110


LAWRENCE H. COHN                           JEFFREY L. SHAMES
-------------------------------            -------------------------------
Lawrence H. Cohn                           Jeffrey L. Shames
45 Singletree Road                         38 Lake Avenue
Chestnut Hill,  MA  02167                  Newton,  MA  02459


SIR J. DAVID GIBBONS                       J. DALE SHERRATT
-------------------------------            -------------------------------
Sir J. David Gibbons                       J. Dale Sherratt
"Leeward"                                  86 Farm Road
5 Leeside Drive                            Sherborn,  MA  01770
"Point Shares"
Pembroke,  Bermuda  HM  05
                                           WARD SMITH
                                           -------------------------------
ABBY M. O'NEILL                            Ward Smith
-------------------------------            36080 Shaker Blvd
Abby M. O'Neill                            Hunting Valley,  OH 44022
200 Sunset Road
Oyster Bay,  NY  11771